Exhibit 10.3

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (herein “Agreement”) made and entered into this 30th day of June, 2017, by and between SOUTHERN FIRST BANCSHARES, INC., a South Carolina corporation (herein “Pledgor” or “Borrower”), having an address of 100 Verdae Boulevard, Suite 100, Greenville, South Carolina 29606 and CENTERSTATE BANK, NATIONAL ASSOCIATION, a national banking association (herein “Bank”), having an address of 1101 1st Street South, Winter Haven, Florida 33880.

RECITALS:

A. Pledgor has requested Bank to make a secured revolving line of credit loan to Pledgor in the principal amount of $15,000,000.00 (the “Loan”) the terms of which are governed by that certain Loan and Security Agreement by and between the Pledgor/Borrower and the Bank dated the date hereof (the “Loan Agreement”).

B. As a condition for Bank making the Loan to Pledgor, Pledgor is required to secure payment thereof by a pledge of shares of stock (the “Pledged Instruments”).

C. Pledgor has executed and delivered to Bank a Promissory Note in the principal amount of the Loan (the “Note”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and in order to induce Bank to make the Loan to Pledgor and in consideration of other Loan, advances and extensions of credit, and renewals and modifications thereof, made or to be made by Bank to Pledgor, the parties hereto agree as follows:

SECTION 1. PLEDGE. To secure the payment and performance of the Obligations described in Section 2 below, Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto Bank and grants to Bank a security interest in (in each case, for the benefit of Bank and any other holder or holders of the Obligations described in Section 2) the following:

(A) The Pledged Instruments hereinafter described and the certificates, if any, representing the Pledged Instruments, and all cash, securities, dividends, options, rights, warrants, interest, notes and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Instruments:

100% of the issued and outstanding stock (consisting of 850,000 shares) of SOUTHERN FIRST BANK, a South Carolina banking corporation, represented by Share Certificate No. 001; and

(B) All securities which Pledgor may be entitled to, in substitution for, or in addition to any of the foregoing, and all certificates and instruments representing or evidencing such securities, together with the interest coupons (if any) attached thereto, and all cash, securities, interest, dividends, options, rights, warrants, notes and other property at any time and from time to time received, receivable, deposited to the account of Pledgor with the Issuer or with a financial intermediary or otherwise distributed in respect of or in exchange for any or all thereof.

All of the foregoing together with any products of proceeds thereof being herein collectively called the “Pledged Collateral”.

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SOUTHERN FIRST BANCSHARES, INC.

SECTION 2. SECURITY FOR OBLIGATION. This Agreement secures the payment and performance of:

(A) The due and punctual payment of the Note including any renewals, extensions, modifications or changes in the form of indebtedness, together with accrued interest thereon and all other agreements executed in conjunction with the Loan and extension of credit evidenced by the Note (and all renewals, extensions, modifications, or changes in the form thereof);

(B) The full and prompt payment of all other obligations of Borrower to Bank, whether now existing or hereafter arising, whether direct or indirect, contingent or absolute;

(C) All other obligations, debts, and liabilities of Pledgor arising out of, in connection with or relating to this Agreement or other obligations of Borrower to Bank (and all renewals, extensions, and modifications thereof);

(D) All reasonable costs and expenses, including without limitation, reasonable attorney fees (including in-house legal counsel), paralegal fees and costs incurred by Bank in connection with the preparation and administration of this Agreement and enforcement of any of the rights of Bank hereunder whether incurred prior to or on any trial, appellate proceedings, any proceedings in bankruptcy or any post judgment proceedings;

(E) All indebtedness, liabilities and obligations arising or in connection with the Loan between Borrower/Pledgor and Bank and any other documents executed in conjunction with the Loan; and

All of the foregoing shall constitute the “Obligations” secured hereby.

SECTION 3. REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants as follows:

(A) Pledgor is the legal and beneficial owner of the Pledged Collateral, free and clear of all liens, security interests, charges and encumbrances of every kind and nature; each share of stock, bond, promissory note or other type of security comprising the Pledged Collateral is duly authorized, validly issued, fully paid and non-assessable; and Pledgor has legal title to the Pledged Collateral and good right and lawful authority to pledge, assign and deliver the Pledged Collateral in the manner hereby contemplated;

(B) The execution and delivery of this Agreement and the performance of its terms will not result in any violation of any provision of the articles of incorporation or bylaws of the issuer of any Pledged Collateral, or any other agreement, the subject of which is the Pledged Collateral;

(C) When other or substituted Pledged Collateral is pledged hereunder, Pledgor will be the legal and beneficial owner of such Pledged Collateral, free and clear or all liens, security interests, charges and encumbrances of every kind and nature; and each share of stock, bond, promissory note or other type of security comprising such Pledged Collateral will have been duly authorized, validly issued and be fully paid and non-assessable;

(D) This Agreement constitutes a legal, valid and binding obligation of Pledgor and upon delivery of the Pledged Instruments to Bank or its agents, or if the Pledged Instruments are in possession of a financial intermediary when it makes book entry or otherwise identifies the Pledged Instruments as being subject to Bank’s security interest, or if the Pledged Instruments are uncertificated, upon registration of the pledge with the issuer of the Pledged Instruments, this Agreement shall create a valid first lien upon and a perfected security interest in the Pledged Instruments and the proceeds thereof, subject to no prior security interest, lien charge, encumbrance or agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which constitute the Pledged Collateral;

(E) (i) That all certificates and instruments evidencing the Pledged Collateral and delivered to Bank hereunder shall be accompanied by proper instruments of assignment and/or stock and/or bond powers executed by Pledgor in accordance with Bank’s instructions with Pledgor’s signature guaranteed by a national bank or a firm that is a member of the New York Stock Exchange; and (ii) that with respect to any of the Pledged Collateral represented by uncertificated securities or registered in the name of or in the possession of a financial intermediary, Pledgor shall execute all such written notices or instructions to the issuer of financial intermediary for such Pledged Collateral as Bank may deem necessary or desirable in order to perfect and maintain the security interest in same

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SOUTHERN FIRST BANCSHARES, INC.

SECTION 4. COVENANTS OF PLEDGOR. Pledgor hereby covenants that until all of the Obligations to Bank have been satisfied in full:

(A) It will NOT: (i) sell, convey or otherwise dispose of any of the Pledged Collateral or any interest therein or create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Pledged Collateral or the proceeds thereof, other than that created hereby; or (ii) if the Pledged Collateral is a security not traded in an established market, consent to or approve the authorization and issuance of:

(1)	Any additional shares of any class of capital stock in the issuer of the Pledged Collateral,

(2)	Any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for any such shares of corporate stock; and

(3)	Any warrants, option, rights or other commitments entitling any person to purchase or otherwise acquire any such shares of corporate stock.

(B) It will: (i) at its own expense, defend Bank’s right, title, and security interest in an to the Pledged Collateral against the claims of any person, firm, corporation or other entity; (ii) pay promptly when due all taxes, assessments and charges affecting the Pledged Collateral; (iii) procure, execute, and deliver from time to time any endorsement, assignment, financing statement, and other writing deemed necessary or appropriate by Bank to perfect, maintain and protect the security interest granted hereunder and the priority thereof; and (iv) promptly pay to Bank the amount of all costs and expenses of Bank, including but not limited to, reasonable attorneys’ fees incurred by Bank in connection with this Agreement and the enforcement of the rights of Bank hereunder.

SECTION 5. AUTHORIZED ACTION BY BANK.

(A) Upon an Event of Default, Pledgor is deemed to appoint Bank as Pledgor’s attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Bank may deem necessary or advisable to accomplish the purposes hereof, which appointment shall be irrevocable and coupled with an interest.

(B) Bank shall have the right to: appoint one or more sub-agents for the purpose of retaining physical possession of the certificates or instruments representing or evidencing the Pledged Collateral, which may be held (in the discretion of Bank) in the name of Pledgor, endorsed, and assigned in blank or in favor of Bank, or in the name of Bank or any nominee or nominees of Bank or a sub-agent appointed by Bank.

So long as no Event of Default has occurred, Bank shall deliver promptly to Pledgor, upon written demand from Pledgor, all notices statements, or other communications received by Bank or its nominee as registered owner, such proxy or proxies to vote and take action with respect to the Pledged Collateral that is not otherwise prohibited by the provisions of this Agreement.

SECTION 6. INCOME.

(A) So long as there is no occurrence of an Event of Default, or any such event which with the giving of notice or lapse of time or both would become an Event of Default, shall occur and be continuing, Pledgor shall be entitled to receive and retain any and all ordinary cash dividends and regularly scheduled interest payable on the Pledged Collateral, but any and all stock and/or liquidating dividends, distributions in property, returns of capital or other distributions made on or in respect of the Pledged Collateral, are to be held as additional Pledged Collateral subject to the terms of this Agreement;

(B) Upon the occurrence and during the continuance of an Event of Default, or any such event which with the giving of notice or lapse of time or both would become an Event of Default, shall occur and be continuing, Pledgor shall be entitled to receive and retain any and all ordinary cash dividends and regularly scheduled interest payable on the Pledged Collateral, but any and all stock and/or liquidating dividends, distributions in property, return of capital or other distribution made on or in respect of the Pledged Collateral, are to be held as additional Pledged Collateral subject to the terms of this Agreement;

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SOUTHERN FIRST BANCSHARES, INC.

(C) Upon the occurrence and during the continuance of Event of Default, or an event which with the giving of notice or lapse of time or both would become an Event of Default, all right of Pledgor to receive the ordinary cash dividends and regularly scheduled interest payable on the Pledged Collateral pursuant to Section 6(A) shall cease, and all such rights shall thereupon become vested in Bank. Any and all money and other property paid over to or received by Bank pursuant to the provisions of this Section 6 (C) shall be retained by Bank as part of the Pledged Collateral and applied to such Obligations of Pledgor and in such order as Bank shall determine in its sole discretion.

SECTION 7. EVENTS OF DEFAULT. If the Pledged Collateral shall at any time become unsatisfactory to Bank, or if Bank shall at any time deem itself insecure, or upon the happening of any of the following events, or the occurrence of an event of default as defined in the Note, or any other written agreement between Bank and Pledgor or Bank and Borrower, or a breach in any material respect of any representation, warranty, or covenant of Pledgor contained in this Agreement shall have occurred and be continuing, each of which shall constitute a default hereunder (herein referred to as an “Event of Default’), then Bank shall have the right as to Pledgor, and notwithstanding that Borrower may not be in default of the Loan or any other Obligation to Bank, to deem all Obligations of Pledgor to Bank, at the option of Bank, without notice or demand, due and payable:

(A) Failure of Borrower to pay in full, when due, whether at maturity or acceleration, any principal installment of the Note or interest installment thereon;

(B) A default or an event of default as defined in the Note, the Loan Agreement or other evidence of an Obligation held by Bank should occur and not be remedied within any cure period, if any, provided in such Note or other evidence of an Obligation;

(C) Any material default shall occur on the part of Pledgor in the due observance or performance of any covenant, agreement or other provision of this Agreement, or any other document, agreement or instrument executed and delivered in connection with this Agreement;

(D) The issuing of any attachment, levy of execution, garnishment or other judicial process against any of the Pledged Collateral,

(E) Pledgor or Borrower shall (i) have an order for relief entered with respect to it under the United States Bankruptcy Code; (ii) not pay, or admit in writing its inability to pay its debts generally as they become due; (iii) make an assignment for the benefit of creditors; (iv) apply for, seek, consent to, or acquiesce in the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property; (v) institute any proceeding seeking an order for relief under the United States Bankruptcy Code or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it; (vi) be “Insolvent” as such term is defined in the United States Bankruptcy Code; (vii) have concealed, removed, or permitted to be concealed or removed, any part of its properties or assets, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent assets, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; (viii) take any corporate action to authorize or effect any of the foregoing actions set forth in this subsection, or (ix) fail to contest in good faith any appointment or proceeding described in any subsection;

(F) Without the application, approval or consent, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Pledgor or Borrower or any part of its property or a proceeding described in subsection (E)(v) shall he instituted against Pledgor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty (30) consecutive days;

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SOUTHERN FIRST BANCSHARES, INC.

(G) Pledgor further grants a security interest in any of the Pledged Collateral;

(H) Pledgor fails to do all things necessary to preserve and maintain the value and collectability of the Pledged Collateral, including, but not limited to, the payment of taxes and premiums on policies of insurance on the due date without benefit of the grace period, and

(I) Failure of Pledgor after request by Bank, to furnish financial information or to permit Inspection of Pledgor’s books and records, which failure shall continue uncured for ten (10) days after notice of such default from Bank to Pledgor.

SECTION 8. REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default, then, in addition to having the right to exercise any rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of Florida, or any other applicable statute or rule of law or equity, Bank may, in its sole discretion, foreclose or otherwise enforce Bank’s security interest in the Pledged Collateral (without resorting to any other property or proceeding against any other party primarily or secondarily liable under or securing the Loan) in any manner permitted by law or provided for in this Agreement, sell the Pledged Collateral, or any part thereof, at any public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery, as Bank shall deem appropriate. To the extent that notice of sale shall be required to be given by law, Bank shall give Pledgor at least (5) business days’ written notice of Bank’s intention to make any such public or private sale or sale at any broker’s board or on any such securities exchange. Notwithstanding the foregoing, Pledgor recognizes that Bank may be unable to effect a public sale of all or part of the Pledged Collateral and maybe compelled to resort to a private sale to a restricted group of purchasers. Pledgor acknowledges that any such private sale maybe at prices and on terms less favorable than those of public sale, and agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that Bank has no obligation to delay sale of any Pledged Collateral to permit the issuer thereof to register it for public sale under any applicable laws Pledgor hereby acknowledges that sale of the Pledged Collateral by any methods described in this Section 8 would constitute a commercially reasonable disposition thereof within the meaning of the Uniform Commercial Code as in effect in the State of Florida

SECTION 9. APPLICATION OF PROCEEDS OF SALE. The proceeds of Pledged Collateral sold pursuant to Section 8 herein shall be applied by Bank as follows:

(A) First, to the payment of the costs and expenses of such sale, including the out-of-pocket expenses of Bank and the reasonable fees and out-of-pocket expenses of counsel employed in connection with enforcing its right under this Agreement;

(B) Second, to the payment or prepayment of the Note, with proceeds to be applied to interest accrued and unpaid to the date of application, then in payment of principal of the Note and thereafter to the payment or prepayment of any other Obligations of Borrower and Pledgor to Bank in such order as Bank may determine in its sole discretion; and,

(C) Third, the balance (if any), of such proceeds shall be paid to Pledgor, its successors or assigns, or as a court of competent jurisdiction may direct.

SECTION 10. NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of Bank to exercise, and no delay in exercising, any right power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by Bank preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided bylaw.

SECTION 11. EXTENT OF OBLIGATION. Pledgor hereby agrees that from time to time, without notice or demand and without affecting or impairing in anyway the rights of Bank with respect to the Pledged Collateral or the Obligations of Pledgor hereunder, Bank may:

(A) Renew, compromise, extend, accelerate or change the time for payment or the terms of the Obligations secured hereby, or any part thereof;

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(B) Exchange, enforce, waive, release apply and direct the order or manner of sale of any and all collateral for the Obligations, including, without limitation, in the case of foreclosure after the occurrence of an Event of Default hereunder, the Pledged Collateral, as Bank, in its sole discretion, may determine; and/or

(C) Release or substitute Borrower or any one or more endorsers. Pledgor waives any right to require Bank to (a) proceed against Borrower; (b) proceed against or exhaust any security held for the Obligations, or (c) pursue any other remedy whatsoever. Pledgor waives any defense based upon or arising out of disability or other defense or the cessation of liability of either Borrower or any other person, and, until payment in full of the Obligations, waives any right of subrogation or right to proceed against Borrower or any other person or to participate in any security for the Obligations. Pledgor hereby acknowledges and agrees that Bank may foreclose on any security held by it by one or more judicial or nonjudicial sales, or exercise any other right or remedy it may have against Borrower or Pledgor or any security held by it for the Obligations without affecting or impairing in anyway the rights of Bank with respect to the Pledged Collateral or the Obligations of Pledgor hereunder, Pledgor waives any defense arising out of any such election by Bank, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Pledgor against Borrower or any such security.

SECTION 12. TERMINATION. This Agreement shall terminate when the Note and all other Obligations of Borrower to Bank have been fully paid and performed, at which time Bank shall reassign and redeliver, without recourse upon or warranty by Bank and at the expense of Pledgor, such of the Pledged Collateral (if any) still held by it hereunder, together with appropriate instrument(s) of reassignment and release.

SECTION 13. NOTICES. Any written notice, demand or request that is required to be made in any of the Loan Documents shall be served in person, or by registered or certified mail, return receipt requested, or by express mail or similar service, addressed to the party to be served at the address set forth in the first paragraph hereof. The addresses stated herein may be changed as to the applicable party by providing the other party with notice of such address change in the manner provided in this paragraph. In the event that written notice, demand or request is made as provided in this paragraph, then in the event that such notice is returned to the sender by the United States postal system or the courier service because of insufficient address or because the party has moved or otherwise, other than for insufficient postage or payment to the courier, such writing shall be deemed to have been received by the party to whom it was addressed three (3) days after such writing was initially placed in the United states postal system or one (1) day after it was deposited with the courier service with the postage or cost thereof prepaid in full by the sender.

SECTION 14. DEGREE OF CARE. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, Bank shall have no duty or liability to preserve the right pertaining thereto including but not limited to the failure or refusal to exercise any conversion, options, or warrants, present any Pledged Collateral for redemption, sell any of the Pledged Collateral at the request of Pledgor, and is relieved of all responsibility to Pledgor.

SECTION 15. BINDING AGREEMENT. This Agreement and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, Bank and to each holder of the Note, and their respective successors and assigns.

SECTION 16. MISCELLANEOUS. The Recitals are hereby incorporated herein by reference and made a part hereof. Neither this Agreement nor any provisions hereof may be amended, modified, waived, discharged or terminated orally, nor may any of the Pledged Collateral be released except by an instrument in writing duly signed by or on behalf of Bank hereunder (which signing may be done only upon the request or with the concurrence of Bank). The Section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Agreement. This Agreement embodies the entire agreement between the parties concerning the matter dealt with herein and supersedes all prior agreements or understandings as may relate to the proposed transaction completed hereby.

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SECTION 17. SEVERABILITY. In case any lien, security interest or other right of any party hereto shall be held to be invalid, illegal or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other lien, security interest or other right granted hereby.

SECTION 18. WAIVER OF VENUE; JURISDICTION. Pledgor hereby waives any plea of jurisdiction or venue as not being a resident of Polk County Florida where suit is instituted and hereby specifically authorizes any action brought upon the enforcement of this Agreement by Bank to be instituted and prosecuted in either the Circuit Court of Polk County in the State of Florida or the United States District Court situated in the State of Florida at the election of Bank and submits to the jurisdiction of such Court.

SECTION 19. EFFECTIVENESS. The terms “Pledgor”, “Borrower’ and the ‘Bank” as used herein shall include all parties to this instrument, legal representatives and the successors and assigns of a corporation.

SECTION 20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to principles of conflict of laws, regardless of the citizenship, residency, location or domicile of Pledgor.

SECTION 21. WAIVER OF JURY TRIAL. BANK AND PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY, THIS PROVISION IS A MATERIAL INDUCEMENT FOR’BANK ENTERING INTO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

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SOUTHERN FIRST BANCSHARES, INC.

“PLEDGOR/BORROWER”

SOUTHERN FIRST BANCSHARES, INC.,
a South Carolina corporation

By:	/s/ Michael D. Dowling
Michael D. Dowling, Chief Financial Officer

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SOUTHERN FIRST BANCSHARES, INC.

ACKNOWLEDGMENT BY ISSUER OF PLEDGE OF SHARES/STOCK

The undersigned issuer, SOUTHERN FIRST BANK, a South Carolina banking corporation (“SFB” and/or “Issuer”), hereby acknowledges and agrees that certain securities, consisting of 100% of the issued and outstanding common stock of SFB held by SOUTHERN FIRST BANCSHARES, INC., a South Carolina corporation (the “Pledgor”), and more particularly described on Exhibit A ("Securities") attached hereto and incorporated herein by this reference together with all renewals, extensions, rollovers, reinvestments and proceeds of the securities including without limitation, any other documents or instruments at any time purchased or obtained in replacement, exchange or substitution thereof or with any of the proceeds thereof), and all monies and other proceeds due or becoming due or to become due under any of the foregoing and all sums due or to become due thereon or therefrom by way of dividend, interest, bonus, redemption, repurchase, repayment or otherwise have been assigned for security purposes, pledged and hypothecated to CENTERSTATE BANK, NATIONAL ASSOCIATION, a national banking association ("Lender") pursuant to the terms and provisions of the Pledge Agreement ("Pledge Agreement") a copy of which is attached hereto as Exhibit B and incorporated herein by this reference. Hereafter, all of the foregoing property may be described collectively as the "Collateral."

By the signature of Issuer herein below, Issuer acknowledges its confirmation and agreement that:

(a)	the assignment for security purposes, pledge, lien and security interest in favor of Lender in the Securities and the other Collateral is and will be registered in the records of Issuer;

(b)	the records of Issuer do not reflect, and Issuer has not received any notice of, any other assignment, conveyance, sale or transfer of or pledge, lien or security interest in the Securities;

(c)	Issuer will not take any action to pay, redeem, reinvest, assign, transfer or encumber the Securities or any other Collateral except in accordance with the written instructions of Lender;

(d)	the Collateral is not and will not be subject to any present or future assignment for security purposes, pledge, lien, security interest, claim, defense, setoff or counterclaim in favor of Issuer; and

(e)	the Pledgor's signatures appearing on the Pledge Agreement have been compared with Issuer's signature records and the same compares favorably therewith, and is sufficient to authorize the renewal, rollover, reinvestment, redemption or other right to payment pursuant to the Collateral, and/or assignment of the Collateral, by Lender in accordance with the terms of such Pledge Agreement.

READ, CONFIRMED AND AGREED TO:

SOUTHERN FIRST BANK,
a South Carolina banking corporation (“Issuer”)

By:	/s/ Michael D. Dowling
Michael D. Dowling, Chief Financial Officer